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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus (Institutional Class and Financial Intermediary Class) and to the incorporation by reference in this Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A) (No. 333-88715) of Legg Mason Investment Trust, Inc., of our report dated January 31, 2003, included in the 2002 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 14, 2003